                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 8-K/A

                        AMENDMENT NO. 2 TO CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): June 20, 2003


                              Stonepath Group, Inc.
               (Exact Name of Registrant as Specified in Charter)



Delaware                               001-16105                65-0867684
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
of Incorporation)                                            Identification No.)


1600 Market Street, Suite 1515
Philadelphia, Pennsylvania                                         19103
(Address of Principal Executive Offices)                         (Zip Code)


       Registrant's telephone number, including area code: (215) 979-8370

                                 Not Applicable
      --------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report

                               General Explanation
                               -------------------

         This Amendment No. 2 on Form 8-K/A is being filed to further amend the Company's Current Report on Form 8-K filed on July 7, 2003 relating to the Company's acquisition of the assets and operations of Regroup Express, LLC. The purpose of this amendment is to restate the Pro Forma Financial Information included in Item 7(b).




















        RESTATED PRO FORMA FINANCIAL INFORMATION PROVIDED UNDER ITEM 7(b)

    RESTATED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION



BASIS OF PRESENTATION

            On June 20, 2003, through its indirect wholly owned subsidiary, Stonepath Logistics Government Services, Inc. ("SLGS"), Stonepath Group, Inc. (the "Company") acquired the business of Regroup Express LLC, a Virginia limited liability company ("Regroup").

            The business acquired from Regroup provides time-definite domestic and international transportation services including air and ground freight forwarding, ocean freight forwarding, major project logistics as well as local pick up and delivery services. The customers of the acquired business include U.S. government agencies and contractors, select companies in the retail industry and other commercial businesses.

            The assets acquired from Regroup consist primarily of its goodwill and other intangible assets, such as its intellectual property, employee base, operating methods and systems, customer relationships and ongoing operations. Certain leases were assumed and personal property was acquired, consisting primarily of office equipment. Accounts receivable were not acquired and accounts payable and other obligations were not assumed. The consideration paid by the Company at the closing of the transaction was $4.7 million, which amount was paid through a combination of $3.7 million in cash and $1.0 million of the Company's common stock. Members of Regroup will be entitled to an earn-out arrangement over a period of five years providing for a total base purchase price of up to $17.2 million, contingent upon the future financial performance of SLGS following the acquisition. Members of Regroup may also be entitled to an additional earn-out payment to the extent its pre-tax earnings exceed $17.5 million during the earn-out period. The funds required for the cash payment at the closing were obtained by the Company from its credit facility with LaSalle Business Credit, Inc. The consideration was determined based on arms-length negotiations between the parties.

            The contingent payments will be accounted for as additional cost of Regroup when the earnings contingency is resolved and the consideration is issued or becomes issuable. Accordingly, the purchase price allocation presented herein is preliminary and includes only the $4.7 million paid at closing plus approximately $300 thousand of direct acquisition costs.

            The following unaudited pro forma condensed consolidated balance sheet at March 31, 2003 presents the Company's acquisition of Regroup as if it had occurred on March 31, 2003. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2002 and the three months ended March 31, 2003 presents the Company's acquisition of Regroup as if it had occurred on January 1, 2002. The detailed assumptions used to prepare the unaudited pro forma condensed consolidated financial information are contained in the accompanying explanatory notes.

            The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations which would have actually been reported had the transaction been consummated at the dates mentioned above or which may be reported in the future. This unaudited pro forma condensed consolidated financial information is based upon the respective historical financial statements of the Company and Regroup and should be read in conjunction with those statements and the related notes.

            Historically, Regroup did not maintain a direct contractual relationship with the end customer but rather operated effectively as the exclusive sales agent in the mid-Atlantic region for Transgroup Express, Inc. ("Transgroup"). In turn, Transgroup maintained the primary contractual relationship with the end customers and the network of asset-based carriers as well as provided billing, collection and other back-office services to Regroup. In exchange for these services, Transgroup charged Regroup accounting and factoring fees for its services and remitted funds to Regroup net of these administrative fees. Regroup was not a party to the house airway bill with the customer or a party to the master bill of lading with the carriers. In applying EITF Issue No. 99-19 to the business relationship as between Regroup and Transgroup, Regroup reported its revenues on a net basis. As part of the Stonepath platform, however, the acquired business of Regroup will no longer be operating under the auspices of an agency relationship and like other Stonepath operations, will assume a direct contractual relationship with its customers and record revenues on a "gross" basis. To give effect for the change in operating characteristics of the Regroup business as part of the Stonepath organization, the pro forma presentation makes adjustments to reflect revenues on a "gross" basis, to eliminate the accounting and factoring fees charged by Transgroup and to include additional back-office costs (anticipated to be four additional personnel) in connection with internalizing the back-office services previously provided by Transgroup.

         The historical information for the Company in the following unaudited pro forma condensed consolidated financial information presented has been restated from the financial information previously included in the Company's Current Report on Form 8-K by: (i) allocating more value to the acquired customer relationship intangible assets acquired in some of the Company's earlier acquisitions; and (ii) revising the amortization method and life used for such assets; each in a manner consistent with Note 2 to the consolidated financial statements contained in the Company's Annual Report on Form 10-K/A, filed with the SEC on August 28, 2003. In addition, the pro forma adjustments have been restated to: (i) allocate more value to the customer relationship intangible asset related to the Regroup transaction; and (ii) revise the amortization method used for such asset.

         This pro forma presentation incorporates the Company's preliminary allocation of purchase price of the acquired Regroup business which includes $250,000 to covenants-not-to-compete (to be amortized on a straight line basis over five years), $1,250,000 to the customer relationship intangible asset (anticipated to be amortized under the declining balance method using a rate of 25%) and $3,480,000 to goodwill. These preliminary allocations will be refined and finalized over the next several months as the Company completes the appropriate valuation analysis.



                              STONEPATH GROUP, INC.
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                          Year ended December 31, 2002
         (amounts in thousands, except share and per share information)

                                                  Historical Statements
                                                 ----------------------    Restated             Restated
                                                  Restated                 Pro Forma            Pro Forma
                                                  Stonepath      Regroup  Adjustments            Results
                                                 -----------     ------   -----------          -----------
Total revenues                                   $   139,649     $4,163     $14,297  (a)       $   158,109
Cost of transportation                               101,339                 13,110  (a)           114,449
                                                 -----------     ------     -------            -----------
Net revenue                                           38,310      4,163       1,187                 43,660
Selling, general and administrative costs             35,956      2,310       1,187  (a)            39,417
                                                                               (399) (b)
                                                                                363  (c)
                                                 -----------     ------     -------            -----------
Income from operations                                 2,354      1,853          36                  4,243
Other income (expense)                                   128          -        (148) (d)               (20)
                                                 -----------     ------     -------            -----------
Income before income taxes                             2,482      1,853        (112)                 4,223
Income taxes                                             102          -          57  (e)               159
                                                 -----------     ------     -------            -----------
Net income                                             2,380      1,853        (169)                 4,064
Preferred stock dividends                             15,020          -           -                 15,020
                                                 -----------     ------     -------            -----------
Net income attributable to                       $    17,400     $1,853     $  (169)           $    19,084
   common stockholders                           ===========     ======     =======            ===========


Basic earnings per common share                  $      0.79                                   $      0.85
Diluted earnings per common share                $      0.08                                   $      0.14

Basic weighted average common
shares outstanding                                22,154,861                                    22,522,508

Diluted weighted average common
shares outstanding                                29,232,568                                    29,600,215

     (a) To reflect revenues, cost of purchased transportation services and the accounting and factoring fees charged under an agency agreement with another logistics services organization on a gross basis.

     (b) To eliminate accounting and factoring fees associated with agent operations, net of incremental compensation to former owners and additional personnel.

     (c) To reflect amortization of acquired identifiable intangibles under the declining balance method using a 25% rate.

     (d) To reflect incremental interest expense at 4.0% associated with borrowings for the $3.7 million in cash paid at closing.

     (e)     To reflect state income tax expense.

                              STONEPATH GROUP, INC.
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                        Three months ended March 31, 2003
         (amounts in thousands, except share and per share information)

                                                     Historical Statements
                                                 ------------------------------      Restated          Restated
                                                  Restated                           Pro Forma         Pro Forma
                                                  Stonepath             Regroup     Adjustments        Results
                                                 -----------            --------    -----------       -----------
Total revenues                                   $    45,365            $   397     $4,118  (a)       $    49,880
Cost of transportation                                33,182                  -      3,720  (a)            36,902
                                                 -----------            -------     ------            -----------
Net revenues                                          12,183                397        398                 12,978

Selling, general and administrative costs             11,455                285        398  (a)            12,008
                                                                                      (201) (b)
                                                                                        71  (c)
Litigation settlement                                    750                  -          -                    750
                                                 -----------            -------     ------            -----------

Income from operations                                   (22)               112        130                    220

Other income (expense)                                    30                  -        (37) (d)                (7)
                                                 -----------            -------     ------            -----------

Income before income taxes                                 8                112         93                    213
Income taxes                                              15                  -         13  (e)                28
                                                 -----------            -------     ------            -----------

Net income attributable to                       $        (7)           $   112     $   80            $       185
   common stockholders                           ===========            =======     ======            ===========


Basic earnings per common share                  $     (0.00)                                         $      0.01

Diluted earnings per common share                $     (0.00)                                         $      0.01

Basic weighted average common                     24,764,810                                           25,132,457
shares outstanding

Diluted weighted average common                   24,764,810                                           32,681,489
shares outstanding

     (a) To reflect revenues, cost of purchased transportation services and the accounting and factoring fees charged under an agency agreement with another logistics services organization on a gross basis.

     (b) To eliminate accounting and factoring fees associated with agent operations, net of incremental compensation to former owners and additional personnel.

     (c) To reflect amortization of acquired identifiable intangibles under the declining balance method using a 25% rate.

     (d) To reflect incremental interest expense at 4.0% associated with borrowings for the $3.7 million in cash paid at closing.

     (e)     To reflect state income tax expense.

                              STONEPATH GROUP, INC.
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                 March 31, 2003
                             (amounts in thousands)

                                                  Historical Statements
                                                 -----------------------                       Restated
                                                 Restated                      Pro Forma       Pro Forma
                                                 Stonepath        Regroup     Adjustments       Results
                                                 ---------        ------      -----------      ---------
Current assets:
    Cash and cash equivalents                    $   2,669        $   52      $(3,700) (a)     $   2,669
                                                                                  (52) (b)
                                                                                3,700  (d)
    Accounts receivable, net                        19,411         1,578       (1,578) (b)        19,411
    Other current assets                             1,288            96          (96) (b)         1,288
                                                 ---------        ------      -------          ---------

             Total current assets                   23,368         1,726       (1,726)            23,368

Goodwill and acquired intangibles, net              25,060             -        4,980  (c)        30,040
Furniture and equipment,                             4,748           100          (80) (b)         4,768
Other assets                                         1,228             7           (7) (b)         1,228
                                                 ---------        ------      -------          ---------

                                                 $  54,404        $1,833      $ 3,167          $  59,404
                                                 =========        ======      =======          =========

Current liabilities:
    Accounts payable                             $   8,663        $   60      $   (60) (b)     $   8,663
    Earn-out payable                                 1,061             -            -              1,061
    Accrued expenses                                 3,656            18          (18) (b)         3,956
                                                                                  300  (e)
    Other current liabilities                            -            31          (31) (b)         3,700
                                                                                3,700  (d)
                                                 ---------        ------      -------          ---------

             Total current liabilities              13,380           109        3,891             17,380

Long-term debt                                           -            36          (36) (b)             -
                                                 ---------        ------      -------          ---------

             Total liabilities                      13,380           145        3,855             17,380

Stockholders' equity
    Common stock                                        28             -            1  (a)            29
    Additional paid in capital                     201,808             -          999  (a)       202,807
    Members' equity                                      -         1,688       (1,688) (b)             -
    Accumulated deficit                           (160,719)            -            -           (160,719)
    Deferred compensation                              (93)            -            -                (93)
                                                 ---------        ------      -------          ---------

             Total stockholders' equity             41,024         1,688         (688)            42,024
                                                 ---------        ------      -------          ---------

                                                 $  54,404        $1,833      $ 3,167          $ 59,404
                                                 =========        ======      =======          =========

     (a) To reflect payment of $3.7 million in cash and $1.0 million in Company stock paid at closing.

     (b) To reflect the elimination of assets, liabilities and equity balances not acquired in the asset purchase.

     (c) To reflect goodwill and other acquired intangibles. Purchase price allocated as follows:

                                                                                                               Amount
                                                                                                        ---------------------
                                                 Furniture and equipment                                                $ 20
                                                 Covenant-not-to-compete (preliminary)                                   250
                                                 Customer relationship intangible (preliminary)                        1,250
                                                 Goodwill (preliminary)                                                3,480
                                                                                                        ---------------------
                                                                         Net assets acquired                         $ 5,000
                                                                                                        =====================

     (d) To reflect $3.7 million of incremental borrowings in connection with the transaction.

     (e) To reflect approximately $300 thousand of capitalized direct acquisition costs.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  STONEPATH GROUP, INC.



Date: August 25, 2003             By: Dennis L. Pelino
                                     -------------------------------------------
                                     Name: Dennis L. Pelino
                                     Title: Chairman and Chief Executive Officer